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Exhibit 10.18

FULL RECOURSE NOTE
SECURED BY DEED OF TRUST AND STOCK PLEDGE

$3,750,000.00	July 1, 2002 South San Francisco, California

        FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of Theravance, Inc. (the "Company"), at its principal offices at 901 Gateway Boulevard, South San Francisco, California 94080, the principal sum of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00), upon the terms and conditions specified below.

        1.    Principal.    The entire principal balance of this Note shall be due and payable on July 1, 2012, subject to paragraphs 5 and 10 below.

        2.    Interest.    No interest shall accrue on the unpaid principal balance of the Note.

        3.    Application of Payment.    Payment shall be made in lawful tender of the United States. Prepayment of the principal balance of this Note may be made in whole or in part at any time without penalty.

        4.    Purpose and Security.    The proceeds of the loan evidenced by this Note shall be applied solely to the purchase of the Maker's principal residence in the Town of Hillsborough, County of San Mateo, State of California. Payment of this Note shall be secured by a Deed of Trust on such principal residence, as such residence is more particularly described in Exhibit "A" to the Deed of Trust, a copy of which is attached hereto as Exhibit I. Payment of this Note also shall be secured by a Stock Pledge Agreement to be executed and delivered by Maker covering shares of the Company's Common Stock. Maker, however, shall remain personally liable for payment of this Note, and all assets of the Maker, in addition to the collateral under the Deed of Trust and the Stock Pledge Agreement, may be applied to the satisfaction of the Maker's obligations hereunder.

        5.    Events of Acceleration.    The entire unpaid principal balance of this Note shall become immediately due and payable upon any one of the following events:

  A.
  the date thirty (30) days after the Maker ceases to be in service as an employee of the Company if such cessation of service is due to Maker's (i) voluntary resignation or (ii) termination for cause (which for purposes of this Note shall mean (A) the unauthorized use or disclosure of the confidential information or trade secrets of the Company which causes material harm to the Company, (B) conviction of a felony under the laws of the United States or any State thereof, (C) gross misconduct, or (D) repeated failure to perform assigned duties for thirty days after receiving notice from a senior officer of the Company); or

  B.
  the sale, transfer, mortgage, assignment, encumbrance or lease, whether voluntarily or involuntarily or by operation of law or otherwise, of the property covered by the Deed of Trust, or any portion thereof or interest therein, without the prior written consent of the Company; or

  C.
  the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker, or the attachment of or execution against any property or assets of the Maker; or

  D.
  the failure of the Maker to execute and deliver to the Company a Deed of Trust on Maker's principal residence within 5 days of a request from the Company; or

  E.
  the sale or other disposition for value by Maker of any of the shares of Common Stock (or other collateral) that secure the repayment of this Note, but only to the extent of 25% of the gain realized by Maker from such sale or disposition (net of commissions). If such proceeds are not sufficient to repay in full the principal and accrued interest under this Note, Maker will execute and deliver a new promissory note to the Company on substantially the same terms as this Note but reflecting the remaining unpaid principal and accrued interest (if any); or

  F.
  the occurrence of any event of default under the Deed of Trust or the Stock Pledge Agreement securing this Note or any obligation secured thereby.

        6.    Assignment.    This Note shall be binding on the Maker and his successors, assigns, personal representatives, heirs, and legatees, and shall be binding upon and inure to the benefit of the Company, any future holder of this Note and their respective successors and assigns. The Maker may not assign or transfer this Note or any of his obligations hereunder.

        7.    Collection.    If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

        8.    Waiver.    No previous waiver and no failure or delay by the Company in acting with respect to the terms of this Note, the Deed of Trust or the Stock Pledge Agreement shall constitute a waiver of any breach, default, or failure of condition under this Note, the Deed of Trust, the Stock Pledge Agreement or the obligations secured thereby. A waiver of any term of this Note, the Deed of Trust, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and shall be limited to the express terms of such waiver.

        The Maker hereby waives presentment, demand for payment, notice of dishonor, default or delinquency, notice of acceleration, notice of protest and non-payment, notice of costs, expenses or losses and interest thereon, notice of interest on interest, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

        9.    Conflicting Agreements.    In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

        10.    Loan Forgiveness.    The principal balance of this Note shall be subject to forgiveness as follows: One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000.00) shall be forgiven upon Maker's continuation in employment with the Company through October 1, 2006, and Six Hundred Thousand Dollars ($600,000.00) shall be forgiven upon Maker's continuation in employment with the Company through October 1, 2008.

        Maker shall, however, be responsible for the payment of all income and employment withholding taxes applicable to such loan forgiveness and imputed interest and shall make appropriate arrangements with the Company for the satisfaction of such tax liability, if appropriate. In no event shall any portion of this Note which remains outstanding at the time of Maker's cessation of employment with the Company be subject to the loan forgiveness provisions of this Paragraph 10.

        11.    Governing Law.    This Note shall be construed in accordance with the laws of the State of California.

/s/ RICK E WINNINGHAM MAKER: Rick E Winningham

CONSENT OF SPOUSE

To:
Theravance, Inc.

        I acknowledge that I have been provided copies of the Promissory Note, Deed of Trust and Stock Pledge Agreement each dated as of July     , 2002 between Rick E Winningham and Theravance, Inc. (the "Secured Party") any and all related collateral documents and agreements (collectively, the "Collateral Documents"); and that I am familiar with the contents of the Collateral Documents. I acknowledge and agree that any interest I may have, whether direct, community or otherwise, in the property and assets constituting the collateral contemplated by the Collateral Documents (the "Collateral") shall be subject to all of the terms and conditions of the Collateral Documents. Without limiting the generality of the foregoing, I am aware that in the Collateral Documents Rick E Winningham grants to the Secured Party a security interest in the Collateral as security for the obligations referred to in the Collateral Documents. The granting of a security interest in the Collateral includes and encumbers any property interest I may have therein, whether direct, community or otherwise, and I consent to such encumbrance.

        I agree that I will not make or cause to be made any transfer of my interest in the Collateral except to the extent expressly permitted by the Collateral Documents.

        I further agree that this Consent shall bind my successors, assigns (including, but not limited to, the trustee of any trust), personal representatives, heirs, and legatees.

        Dated:  July 1, 2002.

/s/ GALE E. WINNINGHAM Gale E. Winningham

EXHIBIT I

DEED OF TRUST

EXHIBIT A

LEGAL DESCRIPTION OF PRINCIPAL RESIDENCE

        The land referred to is situated in the State of California, County of San Mateo, Town of Hillsborough, and is described as follows:

          Parcel "C", as delineated upon that certain Map entitled 'PARCEL MAP BEING A RESUBDIVISION OF LOTS 2 AND 3, 'BRIDGE CERRITO,"' filed for record in the Office of the Recorder of the County of San Mateo, State of California, on July 30th, 1974 in Book 25 of Maps, at Page 33.

A.P.N. 032-400-270	J.P.N. 32-40-400-19.04

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  Exhibit 10.18
FULL RECOURSE NOTE SECURED BY DEED OF TRUST AND STOCK PLEDGE
CONSENT OF SPOUSE
EXHIBIT I DEED OF TRUST
EXHIBIT A LEGAL DESCRIPTION OF PRINCIPAL RESIDENCE